UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945		95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

11911 FM 529	Houston,	TX	77041
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment and Restatement of Bylaws

Effective as of March 25, 2020, Oceaneering's Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, adopted and approved amendments to its amended and restated bylaws, which (1) provide for the possibility of conducting stockholder meetings through a virtual-only means, (2) address the possibility of postponements of stockholder meetings and (3) reflect various changes that are primarily technical in nature. The foregoing is merely a summary of the amendments to Oceaneering's amended and restated bylaws and is qualified in its entirety by reference to Oceaneering's amended and restated bylaws, a copy of which is included as Exhibit 3.01 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
Index to Exhibits

3.01	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	March 25, 2020	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel and Secretary